                        Saxon Asset Securities Company
                   Mortgage Loan Asset Backed Certificates,
                                 Series 2000-2

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                             Dated: June 1, 2000

To:  Saxon Asset Securities Company (the "Company")

     Saxon Mortgage Inc. ("SMI")

Re:  Standard Terms to Underwriting Agreement (June 1997 Edition)

Series
Designation:  Mortgage Loan Asset Backed Certificates, Series 2000-2, Class AF-
-----------
              1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class BF-2, Class PF-1, Class AV-1, Class MV-1, Class MV-2, Class BV-1, Class BV-2, Class PV-1, Class A-IO, Class C and Class R (collectively the "Certificates"). The Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, Class BF-1, Class AV-1, Class MV-1, Class MV-2, Class BV-1 Certificates are referred to herein as the "Underwritten Certificates."

              Underwriting Agreement:  Subject to the terms and conditions set forth and incorporated by reference herein, the Company hereby agrees to issue and sell to Banc of America Securities LLC, Greenwich Capital Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated, and Banc One Capital Markets, Inc., (collectively, the "Underwriters"), and the Underwriters hereby agree to purchase from the Company, on or about June 14, 2000, the Underwritten Certificates at the purchase price and on the terms set forth below; provided, however, that the obligations of the
                                  --------  -------
Underwriters are subject to: (i) receipt by the Company of (a) the ratings specified in the table below by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and Fitch IBCA, Inc. ("Fitch" and together with S&P, the "Rating Agencies") with respect to each Class of Certificates; (ii) receipt of a Prospectus Supplement in form and substance satisfactory to the Underwriters; and (iii) the Sales Agreement dated as of June 1, 2000 by and between the Company and Saxon Mortgage, Inc. ("SMI") and the Trust Agreement (as defined below) each being in form and substance satisfactory to the Underwriters.

              The Certificates will be issued pursuant to a Trust Agreement, dated as of June 1, 2000 (the "Trust Agreement"), by and among the Company, SMI, as Master Servicer (the "Master Servicer"), and Bankers Trust Company as Trustee (the "Trustee"). The Certificates will represent in the aggregate the entire beneficial ownership interest in the assets of the Trust created under the Trust Agreement (the "Trust"), which will consist primarily of two pools of conventional, one- to four-family, mortgage loans (the "Mortgage Loans") with original terms to stated maturity of not more than 30 years which have the characteristics described in the Prospectus Supplement.

          The Company and SMI specifically covenant to make available on the Closing Date for sale, transfer and assignment to the Trust, Mortgage Loans having the characteristics described in the Prospectus Supplement; provided,
                                                                   --------
however, that there may be immaterial variances from the description of the
-------
Mortgage Loans in the Prospectus Supplement and the actual Mortgage Loans delivered on the Closing Date. Upon delivery of the Mortgage Loans to the Company, the Company will deliver such Mortgage Loans to the Trust.

          Registration Statement: References in the Agreement (as defined below) to the Registration Statement shall be deemed to include registration statement no. 333-35370.

          Aggregate Scheduled Principal Balance of Mortgage Loans:
Approximately $740,000,000 (as of the Cut-off Date), including approximately $374,857,362 of fixed-rate Mortgage Loans and approximately $189,227,908 of Variable Rate Mortgage Loans. In addition, approximately $ 175,914,731 will be deposited into the Pre-Funding Account.

          Cut-Off Date:  As of the close of business June 1, 2000.

Terms of the Certificates:

--------------------------------------------------------------------------------------------------------------
                            Initial                          Proposed
Series 2000-2              Principal      Pass-Through      Ratings by    CUSIP Number        Sale of the
Designation                  Amount           Rate        S&P and Fitch                      Certificates
--------------------------------------------------------------------------------------------------------------
Class AF-1                124,170,000               %(2)     AAA/AAA      805564 FT 3              (1)
--------------------------------------------------------------------------------------------------------------
Class AF-2                 63,243,000          7.965%        AAA/AAA      805564 FU 0              (1)
--------------------------------------------------------------------------------------------------------------
Class AF-3                 74,120,000          8.051%        AAA/AAA      805564 FV 8              (1)
--------------------------------------------------------------------------------------------------------------
Class AF-4                 64,425,000          8.234%        AAA/AAA      805564 FW 6              (1)
--------------------------------------------------------------------------------------------------------------
Class AF-5                 52,732,000          8.483%        AAA/AAA      805564 FX 4              (1)
--------------------------------------------------------------------------------------------------------------
Class AF-6                 48,998,000          7.971%        AAA/AAA       805564 FY2              (1)
--------------------------------------------------------------------------------------------------------------
Class MF-1                 26,949,000          8.370%         AA/AA       805564 FZ 9              (1)
--------------------------------------------------------------------------------------------------------------
Class MF-2                 13,964,000          8.664%          A/A        805564 GA 3              (1)
--------------------------------------------------------------------------------------------------------------
Class BF-1                 12,005,000          8.700%        BBB/BBB      805564 GB 1              (1)
--------------------------------------------------------------------------------------------------------------
Class BF-2                  9,554,202          8.700%         BB/BB       805564 GC 9              (1)
--------------------------------------------------------------------------------------------------------------
Class AV-1                209,767,000               %(2)     AAA/AAA      805564 GD 7              (1)
--------------------------------------------------------------------------------------------------------------
Class MV-1                 16,251,000               %(2)      AA/AA       805564 GE 5              (1)
--------------------------------------------------------------------------------------------------------------
Class MV-2                 12,000,000               %(2)       A/A        805564 GF 2              (1)
--------------------------------------------------------------------------------------------------------------
Class BV-1                  6,126,000               %(2)     BBB/BBB      805564 GG 0              (1)
--------------------------------------------------------------------------------------------------------------
Class BV-2                  5,875,798               %(2)      BB/BB       805564 GH 8              (1)
--------------------------------------------------------------------------------------------------------------
Class A-IO                    (7)              6.000%       AAAr/AAA      805564 GJ 4              (1)
--------------------------------------------------------------------------------------------------------------
Class PF-1                    N/A                N/A           (5)            N/A                  (6)
--------------------------------------------------------------------------------------------------------------
Class PV-1                    N/A                N/A           (5)            N/A                  (6)
--------------------------------------------------------------------------------------------------------------
Class C                       N/A                N/A           (5)            N/A                  (6)
--------------------------------------------------------------------------------------------------------------
Class R                       N/A                N/A           (5)            N/A                  (6)
--------------------------------------------------------------------------------------------------------------

_________________________
(1) The Underwritten Certificates will be purchased by the Underwriters from the Company and will be offered by the Underwriters to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

(2) On each Distribution Date, the Variable Rate Pass-Through Rates per annum will equal the least of: (i) One Month LIBOR plus the related spread; (ii) the weighted Average of (A) in the case of the Class AF-1 Certificates, the maximum lifetime Mortgage Interest on the Mortgage Loans in the Fixed Rate Group and, (B) in the case of the Class AV-1, MV-1 and BV-1 Certificates, the maximum lifetime Mortgage Interest Rates on the Mortgage Loans in the Variable Rate Group, in each case less the Servicing Fee Rate, the Master Servicing Fee Rate, the A-IO-I or A-IO-II Adjusted Rate (in each case as defined in the Trust Agreement), as applicable, and, with respect to each PMI Mortgage Loan, the PMI Premium Rate (as defined in the Trust Agreement); and (iii) the applicable Available Funds Cap (as further described in the Prospectus Supplement).

(3) On any Distribution Date, the Pass-Through Rates for the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, and Class BF-1 will equal the lesser of (i) the Pass-Through Rate set forth above (subject, in the case of the AF-5, MF-1 and MF-2 Certificates, to a 0.50% increase for any Distribution Date after the Initial Optional Redemption
     Date) and (ii) the Group I Net Rate (as defined in the Trust Agreement).

(4) The Applicable Spread for these Classes are subject to adjustment on or after the Step-Up Date, as further described in the Prospectus Supplement.

(5) No ratings have been requested by the Underwriters for the Class PF-1, Class PV-1, Class C and Class R Certificates.

(6) The Class PF-1, Class PV-1, Class C and Class R Certificates will be sold to the Company in a privately negotiated transaction.

(7) The Class A-IO Certificates are not entitled to distributions of principal but are entitled to distributions of interest calculated on the basis of a notional balance (as further described in the Prospectus Supplement) initially equal to $120,000,000.

          Underwritten Certificates Ratings: It is agreed that as a further condition of the Underwriters' obligation to purchase the Underwritten Certificates, the ratings indicated above by the Rating Agencies on the Underwritten Certificates shall not have been rescinded and there shall not have occurred any downgrading, or public notification of a possible downgrading or public notice of a possible change, without indication of direction, in the ratings accorded the Underwritten Certificates.

          Mortgage Loans: Mortgage Loans having the approximate characteristics described in the Prospectus Supplement with the final schedule attached as
Schedule I to the Trust Agreement.

          Principal and Interest Distribution Dates: Each Distribution Date shall be the 25th day of each month, or if such day is not a business day, the next succeeding business day, commencing in July 2000.

          REMIC Election: One or more elections will be made to treat the Mortgage Loans and related assets of the Trust as a real estate mortgage investment conduit (the "REMIC"). The Underwritten Certificates and the Class C Certificates will be designated as "regular interests" in the REMIC. The Class R Certificates will be designated as the "residual interest" in the REMIC.

          Purchase Price: The Underwriters hereby agree to purchase each Class of Underwritten Securities from the Company at the applicable purchase price set forth below, plus, in the case of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class MF-1, Class MF-2, and Class BF-1 Certificates, accrued interest at the applicable Pass-Through Rate from the close of business on June 1 through the Closing Date. Each such purchase price is expressed as a percentage of the initial principal amount of the related Mortgage Loan pool.

                                     Purchase Price
                                     --------------
               Class AF-1               99.85000%
               Class AF-2               99.79980%
               Class AF-3               99.76790%
               Class AF-4               99.72380%
               Class AF-5               99.64870%
               Class AF-6               99.72120%
               Class MF-1               99.64970%
               Class MF-2               99.54600%
               Class BF-1               94.80000%
               Class AV-1               99.80000%
               Class MV-1               99.65000%
               Class MV-2               99.55000%
               Class BV-1               99.40000%
               Class A-IO                9.12620%

     Each of the Underwriters agrees, severally and not jointly, subject to the terms and conditions contained herein and in the Standard Terms to Underwriting Agreement (June 1997 Edition), to purchase the principal balances of the Classes of Certificates specified opposite its name below:

---------------------------------------------------------------------------------------------------------------------------------
                                                                  Merrill Lynch,
                                                   Greenwich          Pierce,             Prudential
   Series 2000-2           Banc of America          Capital       Fenner & Smith          Securities          Banc One Capital
    Designation             Securities LLC        Markets, Inc     Incorporated          Incorporated           Markets, Inc.
------------------------------------------------------------------------------------------------------------------------------
Class AF-1                     27,938,250           27,938,250        24,834,000             24,834,000             18,625,500
------------------------------------------------------------------------------------------------------------------------------
Class AF-2                     14,229,675           14,229,675        12,648,600             12,648,600              9,486,450
------------------------------------------------------------------------------------------------------------------------------
Class AF-3                     16,677,000           16,677,000        14,824,000             14,824,000             11,118,000
------------------------------------------------------------------------------------------------------------------------------
Class AF-4                     14,455,125           14,455,125        12,849,000             12,849,000              9,636,750
------------------------------------------------------------------------------------------------------------------------------
Class AF-5                     11,864,700           11,864,700        10,546,400             10,546,400              7,909,800
------------------------------------------------------------------------------------------------------------------------------
Class AF-6                     11,024,550           11,024,550         9,799,600              9,799,600              7,349,700
------------------------------------------------------------------------------------------------------------------------------
Class MF-1                      6,063,525            6,063,525         5,389,800              5,389,800              4,042,350
------------------------------------------------------------------------------------------------------------------------------
Class MF-2                      3,141,900            3,141,900         2,792,800              2,792,800              2,094,600
------------------------------------------------------------------------------------------------------------------------------
Class BF-1                      2,701,125            2,701,125         2,401,000              2,401,000              1,800,750
------------------------------------------------------------------------------------------------------------------------------
Class AV-1                     47,197,575           47,197,575        41,953,400             41,953,400             31,465,050
------------------------------------------------------------------------------------------------------------------------------
Class MV-1                      3,656,475            3,656,475         3,250,200              3,250,200              2,437,650
------------------------------------------------------------------------------------------------------------------------------
Class MV-2                      2,700,000            2,700,000         2,400,000              2,400,000              1,800,000
------------------------------------------------------------------------------------------------------------------------------
Class BV-1                      1,378,350            1,378,350         1,225,200              1,225,200                918,900
------------------------------------------------------------------------------------------------------------------------------
Class A-IO                    120,000,000                  N/A               N/A                    N/A                    N/A
------------------------------------------------------------------------------------------------------------------------------

          Closing Date and Location: 10:00 a.m. Eastern Time on or June 14, 2000, at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, 901 E. Cary Street, Richmond, VA 23219. The Company will deliver the Underwritten Certificates in book-entry form only through the same day funds settlement system of the relevant Depositories, and the Class C and Class R Certificates in certificated, fully registered form on or about June 14, 2000.

          Due Diligence: At any time prior to the Closing Date, the Underwriters have the right to inspect the Mortgage Loan files, the related mortgaged properties and the loan origination procedures to ensure conformity with the Prospectus and the Prospectus Supplement.

          Controlling Agreement: This Underwriting Agreement, together with the Standard Terms to Underwriting Agreement (June 1997 Edition) (together, the "Agreement"), completely sets forth the agreements between the Company and SMI and the Underwriters and fully supersedes all prior agreements, both written and oral, relating to the issuance of the Underwritten Certificates and all matters set forth herein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. Notwithstanding the foregoing, the Standard Terms are hereby amended for purposes of the Agreement such that there shall be added to the final sentence of Section 1(ii) thereof the words", the Trustee, DTC," immediately following the phrase "any Credit Enhancer" therein.

          Information Provided by the Underwriters: It is understood and agreed that the information set forth under the heading "Underwriting" in the Prospectus Supplement and the sentence regarding the Underwriters's intention to establish a market in the Underwritten Certificates on the inside front Cover Page of the Prospectus Supplement is the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement and the Final Prospectus.

          Collateral Term Sheets, Structural Term Sheets and Computational
Materials: The Underwriters hereby represent and warrant that (i) a hard copy of the information provided by the Underwriters to the Company in electronic form and attached hereto as Exhibit A, if any, constitutes all "Collateral Term Sheets" or "Structural Term Sheets" (that are required to be filed with the Commission within two business days of first use under the terms of the Public Securities Association letter) disseminated by the Underwriters to investors in connection with the Underwritten Certificates and (ii) a hard copy of the information provided by the Underwriters to the Company and attached hereto as Exhibit B, if any, constitutes all "Computational Materials" disseminated by the Underwriters in connection with the Underwritten Certificates.

          Trustee:  Bankers Trust Company will act as Trustee of the Trust.

          Blue Sky Qualifications: The Underwriters specify, and the parties intend to qualify the Underwritten Certificates in, no jurisdictions pursuant to the Agreement.

          State Law Tax Opinion: At Closing, the Underwriters shall have received from Dewey Ballantine, LLP, an opinion dated the Closing Date and satisfactory in form and substance to the Underwriters, as to the tax treatment of the Certificates under California law.

          Applicable Law: THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          Notices: All communications hereunder, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Banc of America Securities LLC; 100 North Tryon Street, 11/th/ Floor; Charlotte, North Carolina 28255.

                             *    *    *    *    *

          The Underwriters agree, subject to the terms and provisions of the Agreement, a copy of which is attached, and which is incorporated by reference herein in its entirety and made a part hereof to the same extent as if such provisions had been set forth in full herein, to purchase the Underwritten Certificates.

                                   BANC OF AMERICA SECURITIES LLC
                                   on behalf of the Underwriters

                                   By: /s/ Michael Ciuffo
                                      ----------------------------
                                      Name: Michael Ciuffo
                                      Title: Principal


Accepted and Acknowledged
 As of the Date First Above
 Written:

SAXON ASSET SECURITIES COMPANY

By: /s/  Bradley D. Adams
   -------------------------------------
Name:  Bradley D. Adams
Title: Senior Vice President

SAXON MORTGAGE, INC.

By: /s/  Bradley D. Adams
   -------------------------------------
Name:  Bradley D. Adams
Title: Senior Vice President